United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 7, 2018

Date of Report (Date of earliest event reported)

Union Bridge Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55731	32-0440076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rm. 1205, 12/F, Harcourt House 39 Gloucester Road Wanchai, Hong Kong	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (852) 2468-3012

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2018, Moana Ho resigned from her position as a director of Union Bridge Holdings Limited (the “Company”). Ms. Ho’s decision to resign from the Company’s Board of Directors (“Board”) does not arise from disagreement with the Company on any matter relating to the Company’s operations, polices or practices.

On February 7, 2018, the Board appointed Shan Ho, age 31, as a director of the Company, effective upon Ms. Ho’s resignation. Previously from 2013 to 2017 Mr. Ho served as a director and chief executive officer at 2377547 Ontario Inc., operating as Roll Play Café, a company based in Canada. Mr. Ho is a beneficial owner of more than 10% of the Company’s outstanding common stock. Mr. Ho is the son of Joseph Ho, the Company’s Chief Executive Officer and director, and of Mary Ho, a beneficial owner of more than 10% of the Company’s outstanding common stock, and is the brother of Moana Ho, the Company’s former director, and of Lily; both Moana Ho and Lily Ho are beneficial owners of more than 10% of the Company’s outstanding common stock.

On February 7, 2018, Joseph Ho resigned from his position as Chief Financial Officer to devote more time to the strategic aspects of business but continues to serve as Chief Executive Officer, President and a director of the Company.

On February 7, 2018, the Board appointed Kam Pang Chim as its Chief Financial Officer, effective upon Mr. Ho’s resignation. Mr. Chim, age 40, will serve as the Company’s principal financial officer and principal accounting officer. Prior to joining the Company, from June 2016 to May 2017, Mr. Chim served as a financial consultant at CHIM Kam Pang CPA (practicing) firm, and from August 2009 to June 2016, he served as Chief Financial Officer at Flyke International Holdings Ltd., an apparel and footwear company listed on the Hong Kong Stock Exchange. Mr. Chim’s responsibility at Flyke International Holdings Ltd. was to supervise financial reporting matters of the firm.

On February 7, 2018, the Board also appointed Felip Wai Lap Fai as Director for Business Development. Mr. Fai, age 48, has about 20 years of experience in marketing management gained in banking and financial services industries. From 2010 to 2017, he led a team of relationship managers at Bank of China (Hong Kong) Limited, providing banking services to potential clients in Hong Kong and the People’s Republic of China.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2018

UNION BRIDGE HOLDINGS LIMITED

By:	/s/ Joseph Ho
Name:	Joseph Ho
Title:	Chief Executive Officer

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